OFFER TO EXCHANGE
4.0% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2012
FOR ANY AND ALL OUTSTANDING
5.5% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2006
(CUSIP Nos. 00253A AE1 and U9871P AA6)
OF

AAMES FINANCIAL CORPORATION

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, JUNE 13, 2002, UNLESS EXTENDED BY AAMES (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE").

May 15, 2002

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

            Enclosed for your consideration is an Offering Memorandum dated May 15, 2002 (the "Offering Memorandum") of Aames Financial Corporation, a Delaware corporation ("Aames"), and a related Letter of Transmittal (the "Letter of Transmittal" and, together with the Offering Memorandum, the "Offer Documents"), relating to our offer (the "Exchange Offer") to exchange $800 in principal amount of our 4.0% Convertible Subordinated Debentures due 2012 (the "New Debentures") for each $1,000 in principal amount of our outstanding 5.5% Convertible Subordinated Debentures due 2006 (the "Existing Debentures") that you validly tender before the Expiration Date, upon the terms and subject to the conditions set forth in the Offer Documents. The Exchange Offer is being extended to all holders of the Existing Debentures.

            For your information and for forwarding to your clients for whom you hold Existing Debentures registered in your name or in the name of your nominee, we are enclosing the following documents:

  1.
  The Offering Memorandum relating to the Exchange Offer;

  2.
  Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

  3.
  A form of letter which may be sent to your clients for whose accounts you hold Existing Debentures registered in your name or in the name of your nominee(s), with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

  4.
  Notice of Guaranteed Delivery to be used to accept the offer if certificates for Existing Debentures and all other required documents cannot be delivered to Wells Fargo Bank Minnesota, National Association (the "Exchange Agent"), or if the procedure for book-entry transfer cannot be completed, by the Expiration Date; and

  5.
  Return envelopes addressed to Wells Fargo Bank Minnesota, National Association, the Exchange Agent for the Exchange Offer.

            WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ANY EXISTING DEBENTURES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE OR AT ANY TIME AFTER THURSDAY, JULY 11, 2002 IF WE HAVE NOT ACCEPTED THE TENDERED EXISTING DEBENTURES FOR EXCHANGE BY THAT DATE.

            Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange Existing Debentures which are validly tendered prior to the Expiration Date and not theretofore properly withdrawn when, as and if we give oral or written notice to the Exchange Agent of our acceptance of such Existing Debentures for exchange pursuant to the Exchange Offer. Exchange of Existing Debentures pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for such Existing Debentures, or timely confirmation of a book-entry transfer of such Existing Debentures into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures described in the Offer Documents, (ii) a properly completed and duly executed Letter of Transmittal (or a properly completed and manually signed facsimile thereof) or an agent's message (as defined in the Offering Memorandum) in connection with a book-entry transfer, and (iii) all other documents required by the Letter of Transmittal.

            We will not pay any fees or commissions to any broker or dealer or other person (other than the Exchange Agent, as described in the Offering Memorandum) for soliciting tenders of Existing Debentures pursuant to the Exchange Offer. We will, however, upon request, reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling costs incurred by them in forwarding the enclosed materials to their customers.

            We will pay or cause to be paid all transfer taxes applicable to our exchange of Existing Debentures pursuant to the Exchange Offer, subject to Instruction 5 of the Letter of Transmittal.

            Any questions regarding the Exchange Offer or requests for additional copies of the enclosed material should be addressed to Wells Fargo Bank Minnesota, National Association, the Exchange Agent for the Exchange Offer, at the address and telephone number set forth on the back cover of the Offering Memorandum.

                      Very truly yours,

                      Aames Financial Corporation

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF AAMES OR THE EXCHANGE AGENT, OR OF ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE OFFER DOCUMENTS.